April 7, 2022

Dear Fellow Shareholder,

We invite you to attend the virtual Waterstone Financial, Inc. Annual Meeting of Shareholders, which will be held virtually at 9:00 a.m., Central Time, on Tuesday, May 17, 2022.

To participate in the meeting, visit www.cstproxy.com/wsbonline/2022, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 9:00 a.m., Central Time, on May 12, 2022. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. The contact information for Continental Stock Transfer is 1-917-262-2373, or proxy@continentalstock.com.

If you do not wish to participate in the meeting, but you merely wish to listen to the proceedings, we have set up telephone access for those purposes. In that case, please call, toll-free (within the United States and Canada), 1-800-450-7155.  If calling from outside the United States or Canada, please call 1-857-999-9155 (standard rates apply).  The passcode for listening by telephone is 1567487#.

We are furnishing proxy materials to our shareholders over the internet, as permitted by rules adopted by the Securities and Exchange Commission. You may read, print and download our 2021 Annual Report to Shareholders on Form 10-K and our Proxy Statement at www.cstproxy.com/wsbonline/2022. On April 7, 2022, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.

You may vote your shares by internet, by telephone, or by regular mail. Instructions regarding the various methods of voting are contained on the notice and on the proxy card.

The proxy materials describe the formal business to be transacted at the Annual Meeting. Included in the materials is our Annual Report on Form 10-K, which contains detailed information concerning our activities and operating performance.

On behalf of the board, we request that you vote early as it will assure that your vote is counted if there are any unforeseen disruptions between now and May 17, 2022.

Sincerely,

DOUGLAS S. GORDON

Chief Executive Officer

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2022

To the Shareholders of Waterstone Financial, Inc.:

The 2022 annual meeting of shareholders of Waterstone Financial, Inc. will be held virtually on Tuesday, May 17, 2022, at 9:00 a.m., Central Time, at www.cstproxy.com/wsbonline/2022 for the following purposes:

(1)	Electing two directors to serve for a term expiring in 2025;
(2)	Ratifying the selection of CliftonLarsonAllen LLP as Waterstone Financial, Inc.’s independent registered public accounting firm;
(3)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and
(4)	Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board of directors has fixed March 23, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting and any adjournments thereof.

We call your attention to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

By Order of the Board of Directors

William F. Bruss
President and Secretary

Wauwatosa, Wisconsin

April 7, 2022

PROXY STATEMENT

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

SOLICITATION AND VOTING

This Proxy Statement and accompanying Proxy Card are furnished to the shareholders of Waterstone Financial, Inc. (“Waterstone Financial” or the “Company”) in connection with the solicitation of proxies by the Waterstone Financial board of directors for use at the annual meeting of shareholders to be held virtually at www.cstproxy.com/wsbonline/2022 on Tuesday, May 17, 2022, and at any adjournment of the meeting. The 2021 Annual Report on Form 10‑K is enclosed with the Proxy Statement and contains business and financial information concerning Waterstone Financial. Our proxy materials are being made available to shareholders on or about April 7, 2022.

Record Date and Meeting Information. As a registered stockholder, you received a proxy card, which contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access. If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373 or proxy@continentalstock.com.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, contact Continental Stock Transfer to have a control number generated. The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

A question and answer session will be held during the annual meeting, and shareholders will be able to submit questions prior to the meeting by visiting www.cstproxy.com/wsbonline/2022. Questions may be submitted as early as 9:00 a.m., Central Time, on May 12, 2022, but must be submitted by 12:00 p.m. Central Time on May 16, 2022. The Company will try to answer as many shareholder-submitted questions, as time permits, that comply with the meeting rules of conduct posted on the virtual annual meeting website.

Record Date and Meeting Information. The board of directors has fixed March 23, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock, the only class of Waterstone Financial stock outstanding as of the close of business on the record date, are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. As of the record date, there were 24,197,131 shares of common stock issued and outstanding.

The board of directors of Waterstone Financial knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this Proxy Statement. If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

Voting Your Shares. Any shareholder entitled to vote may vote either by mailing a properly executed proxy or online as described in the notice to shareholders and the proxy card. Shares represented by properly executed proxies received by Waterstone Financial will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date, using the internet or telephone voting options explained on the Proxy Card, or by voting virtually at the annual meeting. Virtual attendance at the annual meeting will not in itself constitute revocation of a proxy.

Shares in Employee Plans. Any person who owns shares through an allocation to that person’s account under the WaterStone Bank SSB 2015 Amended and Restated Employee Stock Ownership Plan (the “ESOP”) or who has purchased shares in the Employer Stock Fund in the Waterstone Bank SSB 401(k) Plan (the “401(k) Plan”) will receive separate Vote Authorization Forms to instruct the ESOP Trustee and 401(k) Plan Trustee how to vote those shares. The deadline for returning instructions is May 10, 2022. The Trustee of both the ESOP and 401(k) Plan, Principal Trust Company, will vote shares allocated to a plan participant’s account in accordance with the participant’s instructions. Upon the direction of the plan administrator, the Trustee will vote the unallocated ESOP shares and any allocated ESOP shares for which no voting instructions are received in the same proportion as allocated shares for which it has received voting instructions. In addition, the Trustee will vote unvoted shares allocated to participants’ accounts in the 401(k) Plan in accordance with directions received from the plan administrator.

Quorum and Required Vote. A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.

As to Proposal 1, the election of directors, shareholders may vote “FOR” or “WITHHELD” as to each or all of the nominees. A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors. In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting. With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.

As to Proposal 2, the ratification of the independent registered public accounting firm, shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” from voting on the matter. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required to ratify CliftonLarsonAllen LLP as our independent registered public accounting firm for the year ending December 31, 2022.

As to Proposal 3, the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the members of the board of directors.

Expenses and Solicitation. We will pay all expenses incurred in connection with the solicitation of proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication. Those directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses. Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their reasonable expenses. In addition, we have entered into an agreement with Laurel Hill Advisory Group, LLC to assist in soliciting proxies for the annual meeting and we have agreed to pay them $5,000, plus out-of-pocket expenses, for these services.

Householding. Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice of meeting and instructions on how to access the proxy materials and the 2021 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of these materials for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written notice to Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, or via telephone at (414) 761-1000, we will promptly provide separate copies of the 2021 Annual Report and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or the 2021 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Limitations on Voting. The Company’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote any of the shares held in excess of the 10% limit.

STOCK OWNERSHIP

The following table shows the amount of our common stock held by groups who are beneficial owner of more than 5% of our shares as of December 31, 2021, based upon information filed with the SEC. The “Percent of All Common Stock Outstanding” reflects the percentage of our common stock outstanding as of March 23, 2022.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding
Renaissance Technologies LLC	1,791,703	(1)	7.4%
Renaissance Technologies Holdings Corporation
800 Third Avenue
New York, New York 10022
Dimensional Fund Advisors LP	1,856,166	(2)	7.7%
Building One
6300 Bee Cave Road
Austin, Texas 78746
BlackRock, Inc.	1,822,026	(3)	7.5%
55 East 52nd Street
New York, New York 10055
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as	2,396,067	(4)	9.9%
Trustee for the 2010 Amended and Restated Waterstone Bank SSB Employee
Stock Ownership Plan and the Waterstone Bank 401(k) Plan
1013 Centre Road Suite 300
Wilmington, Delaware 19805-1265

(1)

Renaissance Technologies LLC reported ownership as of December 31, 2021, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,791,703 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,610,916 shares and shared voting power for no shares.

(2)

Dimensional Fund Advisors LP reported ownership as of December 31, 2021, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,856,166 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,812,035 shares and shared voting power for no shares.

(3)

BlackRock, Inc. reported ownership as of December 31, 2021, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,822,026 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,731,707 shares and shared voting power for no shares.

(4)

Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the 2015 Amended and Restated WaterStone Bank SSB Employee Stock Ownership Plan and the WaterStone Bank SSB 401(k) Plan reported ownership as of December 31, 2021, on behalf of the 2015 Amended and Restated WaterStone Bank SSB Employee Stock Ownership Plan and the WaterStone Bank SSB 401(k) Plan. It reported that it had shared dispositive power for 2,396,067 shares and sole dispositive power for no shares. It further reported that it had shared voting power for 2,396,067 shares and sole voting power for no shares.

The following table shows the amount of our common stock beneficially owned by each of our directors, executive officers and directors and executive officers as a group, as of March 23, 2022. Unless otherwise noted, the persons listed have sole voting and dispositive power over their shares.

Name of Beneficial Owner	Shares Owned Directly	Shares Owned Indirectly(1)	Stock Options Exercisable within 60 Days of Record Date	Total Shares Beneficially Owned	Percent of All Shares Outstanding
Ellen S. Bartel	15,000	-	12,500	27,500	*
William F. Bruss	31,668	66,512	-	98,180	*
Thomas E. Dalum(2)	38,531	61,596	66,719	166,846	*
Mark R. Gerke	30,858	30,557	15,000	76,415	*
Julie A. Glynn	3,492	6,961	16,000	26,453	*
Douglas S. Gordon	548,061	68,296	-	616,357	2.6%
Michael L. Hansen	79,872	186,541	-	266,413	1.1%
Patrick S. Lawton	49,131	10,000	25,000	84,131	*
Jeffrey R. McGuiness	7,132	-	-	7,132	*
Kristine A. Rappé	27,318	-	87,500	114,818	*
Stephen J. Schmidt	70,078	-	87,500	157,578	*
Derek L. Tyus	6,440	-	-	6,440	*
All Directors and Executive Officers as a Group	907,581	430,463	310,219	1,648,263	6.7%

*	Less than 1%.
(1)

 Number of shares with sole voting and dispositive power: Mr. Bruss – 66,512; Mr. Gerke – 30,557; Ms. Glynn – 6,961; Mr. Gordon – 68,296. Number of shares with shared voting and dispositive power ; Mr. Dalum – 61,596; Mr. Hansen – 186,541; Mr. Lawton – 10,000.

(2)	Mr. Dalum did not stand for re-election in 2022. Accordingly, his service to the Board will terminate at the conclusion of the 2022 Annual Meeting on May 17, 2022.

PROPOSAL 1 – THE ELECTION OF DIRECTORS

Effective upon completion of the annual meeting, Waterstone Financial’s board of directors will consist of seven members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of Waterstone Financial are generally elected to serve for a three-year period and until their respective successors have been duly elected and qualified. Directors Ellen S. Bartel and Kristine A. Rappé, whose terms expire at the annual meeting, are being nominated for re-election as directors, each for a term expiring at the 2025 annual meeting of shareholders. Shares represented by proxies will be voted FOR the election of the nominees unless otherwise specified by the executing shareholder. If a nominee declines or is unable to act as a director, proxies may be voted with discretionary authority for a substitute nominee designated by the board. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The following details include for each of our nominees and directors: their age as of December 31, 2021; the year in which they first became a director of WaterStone Bank, the operating subsidiary of the Company; the year that their term expires; and their business experience for at least the past five years. The members of the Company’s board of directors are the same as the members of the board of directors of WaterStone Bank. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Waterstone Financial). The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the board of directors to conclude that such person should serve as a director of Waterstone Financial. The mailing address for each person listed is 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominees listed below.

Name and Age	Principal Occupation and Business Experience	Director Since (1)
Nominees for terms expiring in 2025

Ellen S. Bartel, 67

Ms. Bartel is the former President of Divine Savior Holy Angels (DSHA) High School (Milwaukee, Wisconsin) from 1998 until 2018, where she achieved significant improvements in DSHA’s curriculum, facilities, financial infrastructure, image, and reputation. Ms. Bartel balanced DSHA’s budget for 18 consecutive years, oversaw endowment growth from under $1 million to over $14 million, and developed recruitment strategies resulting in an incoming class wait list for 19 consecutive years. Prior to her employment at DSHA, Ms. Bartel held several positions at Alverno College (Milwaukee, Wisconsin) (1986 to 1997), with the most recent being Vice President of Institutional Advancement from 1994 to 1997.  Ms. Bartel’s experience overseeing a large educational institution provides the board of directors with significant perspective on financial management and human resources matters.  Ms. Bartel has a B.A. and an M.S.A. from the University of Notre Dame.

2013

Kristine A. Rappé, 65

Ms. Rappé is the former Senior Vice President and Chief Administrative Officer of WEC Energy Group (2004 to 2012).  Her roles at WEC Energy Group also included Vice President and Corporate Secretary (2001 to 2004) and Vice President of Customer Services (1994 to 2001).  In these roles, Ms. Rappé had responsibility for shared services including information technology, human resources, supply chain management, business continuity/corporate security, and the WEC Foundation. Ms. Rappé’s experience overseeing a large corporate entity provides the board of directors with significant perspective on financial management and human resources matters, and she has a long-standing history of community involvement and public service.  Ms. Rappé has an M.A. from Northeastern University and a B.A. from the University of Wisconsin – Oshkosh.

2013

Continuing Directors – Terms expiring in 2023

Michael L. Hansen, 70	Mr. Hansen is a business investor who currently holds significant ownership interests in Jacsten Holdings LLC and Mid-States Contracting, Inc. In addition to extensive entrepreneurial experience, Mr. Hansen is a C.P.A. with 13 years of audit and tax experience at an international public accounting firm. Mr. Hansen brings this experience to the board of directors and to the Audit Committee in particular. Mr. Hansen has a B.B.A. from the University of Notre Dame.	2003

Stephen J. Schmidt, 60	Mr. Schmidt is the President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has entrepreneurial experience and extensive community relationships throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associate’s Degree from the New England Institute and a B.A. from the University of Wisconsin – Stevens Point.	2002

Derek L. Tyus, 52	Mr. Tyus currently serves as Vice President and Chief Investment Officer of West Bend Mutual Insurance Company. He has been with West Bend since 2016. Before joining West Bend, Mr. Tyus was a director for Northwestern Mutual Wealth Management Company. He has been in the insurance industry for 22 years, holding investment positions in private debt and equity, real estate, wealth management as well as strategy and administration. Mr. Tyus is a graduate of Marquette University and received his M.B.A. from the Ross School of Business at the University of Michigan.	2021

	Continuing Directors – Terms expiring in 2024

Douglas S. Gordon, 64	Mr. Gordon is the Chief Executive Officer of Waterstone Financial and WaterStone Bank, beginning in 2007; President of Waterstone Financial and WaterStone Bank from 2007 to 2022, and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin – Parkside and an M.B.A. from Marquette University.	2005

Patrick S. Lawton, 65	Mr. Lawton is the Managing Director of Fixed Income Capital Markets for Baird. Mr. Lawton is also a member of Baird’s board of directors. As a Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.	2000

(1)

Indicates the date when the director was first elected to the board of WaterStone Bank. Messrs. Lawton, Hansen, Schmidt and Gordon became directors of Waterstone Financial’s predecessor federal corporation in 2005. Ms. Bartel and Ms. Rappé became directors of Waterstone Financial in 2014. Mr. Tyus became a director of Waterstone Financial in 2021.

Executive Officers

Information regarding our named executive officers (“Named Executive Officers” or “NEOs”) who are not directors of Waterstone Financial is set forth in the following table. Except as noted below, each of these individuals has held that position for at least the past five years.

Name and Age	Offices and Positions with Waterstone Financial and WaterStone Bank	Executive Officer Since
William F. Bruss, 52	President since January 2022, Chief Operating Officer (appointed 2013), General Counsel and Secretary, Waterstone Financial and WaterStone Bank	2005
Mark R. Gerke, 47	Executive Vice President since January 2020, Chief Financial Officer since 2016, Chief Accounting Officer (appointed 2014), Senior Vice President, Waterstone Financial and WaterStone Bank since 2014, Controller 2005 to 2016	2016
Julie A. Glynn, 58	Chief Retail Officer of WaterStone Bank since March 2018, Senior Vice President - District Manager of Associated Bank since 2013	2018
Jeff R. McGuiness, 56	President and Chief Executive Officer of Waterstone Mortgage Corporation since November 2020. Prior to his role with Waterstone Mortgage Corporation, Chief Sales Officer, Embrace Home Loans – 2015 through November 2020, Chief Executive Officer, Lenders One – 2012 to 2015.	2020

Meetings and Committees

The board of directors of Waterstone Financial met 12 times during the year ended December 31, 2021 on behalf of Waterstone Financial and 12 times in their capacity as directors of WaterStone Bank. The board of directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The board of directors determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The board of directors has determined that Directors Bartel, Dalum, Hansen, Lawton, Rappé, Schmidt and Tyus are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this Proxy Statement and that had an impact on our determination as to the independence of our directors. Additionally, the independent directors regularly meet without management or non-independent directors present. No member of the board of directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which each director has been a director); and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).

We conduct business through meetings of the Company’s and Bank’s boards of directors and their committees. The boards of directors of the Company and the Bank have established standing committees discussed below. The standing committees of the Company include an Audit Committee, Compensation Committee, Executive Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter available on the Company’s website at www.wsbonline.com.

The following table details the composition of our board committees, each of which is composed entirely of independent directors.

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Ellen S. Bartel	X	X		Chair
Thomas E Dalum	X	Chair
Michael L. Hansen	Chair		X	X
Patrick S. Lawton (Chair)		X	X
Kristine A. Rappé	X		Chair
Stephen J. Schmidt		X	X	Chair
Derek L. Tyus	X	X	X

Audit Committee. The audit committee of Waterstone Financial (the “Audit Committee”) met ten times during the year ended December 31, 2021. The board of directors has determined that each member of the Audit Committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ corporate governance listing standards, but also by the Securities and Exchange Commission. On behalf of the Audit Committee, Mr. Hansen, its chair, also regularly consults with Waterstone Financial’s independent registered public accounting firm about Waterstone Financial’s periodic public financial disclosures. The board believes that all of the members of the Audit Committee have sufficient experience, knowledge and other personal qualifications to be “financially literate” and to be active, effective and contributing members of the Audit Committee. Mr. Hansen has been designated an “audit committee financial expert” pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations. See also “Report of the Audit Committee” for other information pertaining to the Audit Committee.

Compensation Committee. The compensation committee of Waterstone Financial (the “Compensation Committee”) held ten meetings during the year ended December 31, 2021. Each member of the Compensation Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Compensation Committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures. The Compensation Committee has the authority to delegate the development, implementation and execution of benefit plans to management. See also “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” for other information pertaining to the Compensation Committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee (“Nominating Committee”) of Waterstone Financial held two meetings during the year ended December 31, 2021. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.

The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareholder approval;
●	to review and monitor compliance with the requirements for board independence;
●	to review the committee structure and make recommendations to the board of directors regarding committee membership; and
●	to develop and recommend to the board of directors for its approval a set of corporate governance guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining new perspectives. If any member of the board of directors does not wish to continue in service, or if the committee or the board decides not to re-nominate a member for re-election, the Nominating Committee may solicit suggestions for director candidates from all directors.

Board Diversity. The Board believes that the Company and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills and perspective to Board meetings. While these attributes are considered on an ongoing basis, the Nominating and Corporate Governance Committee and the Board of Directors will particularly consider such diversity in the recruitment and deliberation regarding prospective director nominees.

Board Qualifications. Qualifications of director candidates are described in the Appendix to the Nominating and Corporate Governance Committee Charter, which can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” Factors considered include strength of character, honesty and integrity, an inquiring and independent mind, judgment, skill, diversity, education, experience with businesses and other organizations, the interplay of the candidates’ experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board and its committees. Nominees must have a background which demonstrates an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government. Areas of core competency that should be represented on the board as a whole include accounting and finance, business judgment, management, crisis response, industry knowledge, leadership and strategic vision.

Director Skills, Experience and Demographics Matrix. The following matrix provides information about the board of directors, including certain types of knowledge, skills, experience and other attributes possessed by one of more of them which the Board believes are relevant to the Company’s business and industry. The matrix does not capture all of the knowledge, skills and experiences possessed by the directors, and the Board believes that each director has the ability to contribute to the decision-making process in every area listed.

	Bartel	Gordon	Hansen	Lawton	Rappé	Schmidt	Tyus
Knowledge, Skills and Experience
Financial Industry		●	●	●			●
Risk Management	●	●	●	●	●	●	●
Accounting	●	●	●		●		●
Corporate Governance/Ethics	●	●	●	●	●	●	●
Legal/Regulatory		●	●	●	●		●
HR/Compensation	●	●	●	●	●	●	●
Executive Experience	●	●	●	●	●	●	●
Investments		●	●	●	●	●	●
Operations	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●
Technology/Cyber		●	●		●
Mergers and Acquisitions		●	●				●
Crises Response	●	●	●	●	●	●

Race/Ethnicity
African American							●
White/Caucasian	●	●	●	●	●	●
Gender
Female	●				●
Male		●	●	●		●	●
Board Tenure
Years on Waterstone Financial Inc.	7	16	16	16	7	16	2
Years on WaterStone Bank	8	16	18	21	8	19	2

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”

The Nominating Committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226. The Corporate Secretary must receive a submission not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made. The submission must include the following information:

●	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee;
●

the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

●

the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;
●	such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to Securities and Exchange Commission Regulation 14A;
●	a statement detailing any relationship between us and the candidate;
●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
●	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future, including those set forth in our Bylaws and in the “Shareholder Proposals and Notices” section of this Proxy Statement.

Waterstone Financial has adopted charters for the Audit, Compensation and Nominating Committees. We will continue to respond to and comply with Securities and Exchange Commission and NASDAQ Stock Market requirements relating to board committees. Copies of the charters for our Audit, Compensation and Nominating Committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters

Board Leadership Structure and Risk Oversight Role.  The role of chairman of the board of directors and chief executive officer of the Company are not currently held by the same person. The chairman of the board has never been an officer or employee of the Company or WaterStone Bank. The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the board of directors currently believes that this structure provides for an appropriate balance of authority between management and the board. The board of directors reserves the right to establish a different structure in the future.

The board of directors of the Company, all of the members of which are also members of the board of directors of WaterStone Bank, is actively involved in the Company’s and Bank’s risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the board of directors of WaterStone Bank.

Communications Between Shareholders and the Board. A shareholder who wants to communicate with the board of directors or with any individual director can write to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;
●	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or
●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Director Attendance at Annual Shareholders’ Meeting. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage all of our directors to attend. Last year the seven directors serving at that time were present at the annual meeting.

Code of Business Conduct and Ethics. Waterstone Financial has adopted a code of business conduct and ethics that reflects current circumstances and Securities and Exchange Commission and NASDAQ definitions for such codes. The code of business conduct and ethics covers us, WaterStone Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of Waterstone Financial and subsidiaries. We have posted a copy of the code of business conduct and ethics on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Waterstone Financial board of directors was created in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee’s functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to the our financial accounting and reporting. No member of the Audit Committee is employed by or has any other material relationship with us other than as a customer or shareholder. The members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The board of directors has adopted a written charter for the Audit Committee which can be found on our website.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

●	reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management;
●

discussed with CliftonLarsonAllen LLP, our independent registered public accounting firm, those matters which are required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and

●	received the written disclosures and the letter from CliftonLarsonAllen LLP required by the PCAOB and has discussed with CliftonLarsonAllen LLP its independence.

The Audit Committee:

Michael L. Hansen, Chairman

Ellen S. Bartel

Thomas E. Dalum

Kristine A. Rappé

Derek L. Tyus

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

Based on the foregoing, the Audit Committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. In addition, the Audit Committee also considered the fees paid to CliftonLarsonAllen LLP for services provided by CliftonLarsonAllen LLP during the year ended December 31, 2021.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of CliftonLarsonAllen LLP has audited the financial statements of Waterstone Financial as of and for the year ended December 31, 2021 and has served as Waterstone Financial’s principal independent accountant since 2021. Representatives of CliftonLarsonAllen LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee of the Board of Directors has selected CliftonLarsonAllen LLP as our independent registered public accountants for the fiscal year ending December 31, 2021. We are submitting the selection of independent registered public accountants for shareholder ratification at the annual meeting. Although not required by the Company’s Articles of Incorporation or Bylaws, the Company has determined to ask shareholders to ratify this selection as a matter of good corporate practice. If the appointment of CliftonLarsonAllen LLP is not ratified, the Audit Committee will consider the shareholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to shareholders. Even if the appointment of CliftonLarsonAllen LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our shareholders.

RSM US LLP was previously the principal accountants for Waterstone Financial, Inc. On May 27, 2021 the firm was dismissed as Waterstone Financial's principal accountants. The decision to dismiss RSM US LLP was approved by the Audit Committee of Waterstone Financial.

During the years ended December 31, 2020 and 2019 and the subsequent interim period through May 27, 2021, there were no: (1) disagreements with RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of RSM US LLP on the consolidated financial statements of Waterstone Financial as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from RSM US LLP addressed to the Securities and Exchange Commission stating whether it agrees with the above statements was filed as an exhibit to Waterstone Financial's Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2021.

On June 2, 2021, Waterstone Financial engaged CliftonLarsonAllen LLP as Waterstone Financial’s new principal accountants for the year ending December 31, 2021. The engagement was approved by the Audit Committee of the Board of Directors of Waterstone Financial. During the years ended December 31, 2020 and 2019, and the subsequent interim period prior to the engagement of CliftonLarsonAllen LLP, Waterstone Financial did not consult with CliftonLarsonAllen LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

As reflected in the tables below, Waterstone Financial incurred fees in fiscal year 2021 for professional services provided by CliftonLarsonAllen LLP related to that period. Waterstone Financial incurred fees in fiscal years 2021 and 2020 for professional services provided by RSM US LLP related to such periods.

As reflected in the tables below, Waterstone Financial incurred fees in fiscal years 2021 and 2020 for professional services provided by CliftonLarsonAllen LLP and RSM US LLP related to those periods.

	Year Ended
CliftonLarsonAllen LLP	December 31, 2021	December 31, 2020

Audit fees(1)	$299,500	$-
Audit-related fees(2)	$24,098	$22,995

(1)

Audit fees consist of professional services rendered for the audit of our consolidated financial statements and review of SEC Filings. Audit fees also include professional fees rendered for the audit of the stand–alone financial statements of Waterstone Mortgage Corporation.

(2)	Audit-related fees consisted of audit of the Company’s 401K and ESOP Plan audits.

	Year Ended
RSM US LLP	December 31, 2021	December 31, 2020

Audit fees(1)	$59,640	$393,695
Audit-related fees(2)	$10,500	$-

(1)	Audit fees consist of professional services rendered for the audit of our financial statements, review of SEC Filings and consent on Form S-8.
(2)	Audit-related fees consist of fees for the audit transition to a new firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit services for the past two fiscal years were pre-approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Executive Summary. The Compensation Committee provides our Named Executive Officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value. In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.

Compensation Philosophy. The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives and to encourage extraordinary management efforts through well-designed incentive opportunities, with the goal of improving the performance of Waterstone Financial, Inc. and its subsidiaries consistent with the interests of our shareholders. We base our compensation decisions on three basic principles:

●

Meeting the Demands of the Market – We compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

●

Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to promote a culture of ownership among our key personnel and to align their individual financial interests with the long-term interests of our shareholders.

●

Driving Performance – We base compensation in part on the attainment of company-wide, business unit and individual targets that result in the achievement of both short-term and long-term financial objectives, while ensuring sound risk management.

Elements of our Executive Compensation and Benefits Program. To achieve our objectives, we have structured an executive compensation program that provides our Named Executive Officers with the following:

●	Competitive Base Salary;
●	Short-Term Cash-Based Incentives;
●	Equity Incentive Awards;
●	Broad-Based Welfare and Retirement Benefit Plans;
●	Perquisites; and
●	Executive Agreements.

The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the Compensation Committee. They are further intended to reward enhanced shareholder value as measured by the trading price of our common stock. The elements of a Named Executive Officer’s total compensation package will vary depending upon the executive’s job position and responsibilities.

Compensation Polices and Highlights

Our compensation programs include, among others, the following best practices:

What We Do

✔	The Compensation Committee has engaged an independent compensation consultant.
✔	The Compensation Committee is composed solely of independent directors.
✔	We maintain stock ownership guidelines for our executive officers.
✔	We maintain stock ownership guidelines for our non-employee directors.
✔	We maintain a clawback policy for incentive compensation.
✔

We place restrictions on our directors and officers with respect to (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan or (ii) engaging in hedging transactions in the Company’s securities.

✔	We provide a say-on-pay advisory vote on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation.

What We Do Not Do

✖	We do not encourage excessive risk-taking behavior through our compensation plans.
✖	We do not reprice underwater stock options.
✖	We do not grant options with an exercise price less than fair market value on date of grant.
✖	We do not provide excessive perquisites to our NEOs.
✖	We do not provide excise tax gross ups in our compensation plans or employment agreements.
✖	We do not guarantee salary increases.
✖	We do not provide for uncapped bonuses.
✖	We do not provide for “single-trigger” benefits upon a change in control.

Shareholder Say-on-Pay Advisory Votes

We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At our 2021 annual meeting of shareholders, over 96% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal at that meeting were voted in favor of the proposal.

We have held annual say-on-pay votes since 2010 and we will hold annual say-on-pay votes until the next shareholders vote regarding the frequency of say-on-pay votes, which we expect to occur at the 2026 annual meeting of shareholders.

The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the Named Executive Officers.

Named Executive Officer Compensation Process, Programs and Polices

Role of the Compensation Committee. The Compensation Committee is responsible for reviewing all compensation components for the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. The Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all these elements in the aggregate comprise each executive’s total compensation package to ensure that our compensation is competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy. The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the board of directors review the charter annually to ensure that the scope of the charter is consistent with the role of the Compensation Committee. A copy of the charter can be found on our website on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”

Role of Management. The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, with respect to compensation for the other Named Executive Officers, and the Chief Operating Officer and General Counsel and the Assistant Vice President and Director of Human Resources, with respect to compensation of other officers and employees of WaterStone Bank. The executives provide the Compensation Committee with data, analyses, input and recommendation. The Compensation Committee considers our Chief Executive Officer’s evaluation of each Named Executive Officer’s performance and recommendation of appropriate compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.

Role of Compensation Consultant. The Compensation Committee has the authority to engage compensation consultants from time to time to assist it in the compensation governance process for determining the compensation of our Named Executive Officers. In 2021, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian is engaged directly by the Compensation Committee. Pursuant to its engagement, Meridian provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Meridian keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine the exact amount or form of executive compensation for and of the Named Executive Officers.

Benchmarking Compensation. The Committee assesses the components of executive compensation with advice from its independent compensation consultant. During 2018, Meridian provided an analysis of base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry. Meridian considered individual compensation elements as well as the total compensation package. This analysis was considered by the Committee, and served as a basis, when it established 2021 compensation opportunities for executives. In conducting this analysis, the Committee reviewed market data using publicly disclosed compensation information from a peer group of comparable financial institutions ranging in asset size from $1.6 billion to $4.4 billion. In addition to asset size, peer group selection was also focused on banks with significant mortgage banking operations, a significant focus on real estate lending and/or banks that were recent mutual-to-stock conversions.

For 2021, the Compensation Committee approved the following peer group for purposes of evaluating the appropriateness of the compensation package for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Retail Officer:

●	Bank Financial Corporation, Burr Ridge, IL
●	Cambridge Bancorp, Cambridge, MA
●	Civista Bancshares, Inc., Sandusky, OH
●	ESSA Bancorp, Inc., Stroudsburg, PA
●	Farmers & Merchants Bancorp, Inc., Archbold, OH
●	FS Bancorp, Inc., Mountlake Terrance, WA
●	Greene County Bancorp, Inc., Catskill, NY
●	HarborOne Bancorp, Inc., Brocton, MA
●	Hingham Institution for Savings, Hingham, MA
●	Independent Bank Corporation, Grand Rapids, MI
●	Macatawa Bank Corporation, Holland, MI
●	Metropolitan Bank Holding Corporation, New York, NY
●	MVB Financial Corp., Fairmont, WV
●	RBB Bancorp, Los Angeles, CA
●	Sterling Bancorp, Inc., Southfield, MI
●	Territorial Bancorp Inc., Honolulu, HI

Stock Ownership Guidelines. To align the interests of the Company’s Named Executive Officers and non-employee directors with the interests of the Company’s shareholders, in 2019, the Company implemented stock ownership guidelines, where Named Executive Officers of WaterStone Bank are required to own shares of common stock equal to a specified multiple of their annual base salary and non-employee directors are required to own shares of common stock equal to a multiple of such director’s annual board cash retainer. The applicable levels are as follows:

●	Chief Executive Officer 3x base salary
●	Chief Financial Officer 2x base salary
●	Other NEOs 1x base salary
●	Directors 3x annual board cash retainer

Named Executive Officers and non-employee directors have five years from the date that the individual first become subject to the guidelines to meet these ownership requirements. In calculating equity ownership for purposes of this requirement, we include all shares beneficially owned by an individual in the Company’s benefit plans (e.g. 401(k) and Employee Stock Ownership Plan), shares of restricted stock and shares with respect to which an individual has voting or investment power. As of December 31, 2021, all directors were in compliance with the Company’s stock ownership guidelines. As of December 31, 2021, all Named Executive Officers that have been employed with the Company for at least five years were in compliance with the Company’s stock ownership guidelines.

Clawback Policy. Our compensation program includes a Clawback Policy, which provides that in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company shall, to the extent permitted by governing law, pursue reimbursement of any performance-based compensation paid to a Named Executive Officer, to the extent such payments and grants were made to the Named Executive Officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data, provided that the Compensation Committee or determine that the amount of any such performance-based compensation actually paid or awarded to the Named Executive Officer would have been a lower amount had it been calculated based on such restated financial statements.

Components of Executive Compensation

Overview. Our compensation program consists of five main components: base salary, annual incentives, long-term incentive/equity, broad-based welfare and retirement benefit plans and perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2021 decision process as it relates to the named executive officers.

Base Salary. We provide a base salary for Named Executive Officers commensurate with the services provided to the Company. We believe that a portion of total direct compensation should be provided in a form that is fixed and liquid. In determining the base salary of executive officers for 2021, the Compensation Committee reviewed, among other things, third-party surveys of peer institutions, the historical compensation of those officers under review, any increased level of responsibility and performance measures of Waterstone Financial, Inc. and its subsidiaries. Base salaries for Named Executive Officers other than the Chief Executive Officer are determined based upon recommendations made by the Chief Executive Officer.

	2021	2020	Change	Change
Name and Principal Position	($)	($)	($)	(%)
Douglas S. Gordon	850,000	850,000	-	-
Chief Executive Officer of Waterstone Financial and WaterStone Bank
William F. Bruss	365,000	365,000	-	-
President, Chief Operating Officer and General Counsel of Waterstone Financial and WaterStone Bank
Mark R. Gerke	250,000	250,000	-	-
Chief Financial Officer of Waterstone Financial and WaterStone Bank
Julie A. Glynn	230,000	225,000	5,000	2.3
Chief Retail Officer of WaterStone Bank
Jeffrey R. McGuiness	400,000	400,000	-	-
Chief Executive Officer and President of Waterstone Mortgage Corporation(1)

(1)	Mr. McGuiness was appointed Chief Executive Officer of Waterstone Mortgage Corporation on November 16, 2020.

Annual Incentive Plan. We maintain an Annual Incentive Plan which provides Named Executive Officers of WaterStone Bank with annual cash incentive opportunities for annual performance. The ability to earn any award is primarily contingent on the Company achieving consolidated financial-based metrics. These metrics are measured against actual results or actual results compared to our annual budget. The objective of our Annual Incentive Plan is to motivate and reward executives for achieving or exceeding annual financial, strategic and operational goals that we believe will help us maintain long-term profitable growth, maintain asset quality and support value creation for shareholders. The Chief Executive Officer of Waterstone Mortgage Corporation did not participate in the Annual Incentive Plan during the year ended December 31, 2021. Mr. McGuiness participated in a cash-based annual incentive plan as set forth in his employment agreement.

Incentive awards are calculated based upon the Company’s performance in one of three weighted financial-based measures along with a potential discretionary portion contingent upon achievement of strategic or operational non-financial objectives. With respect to the financial-based measures, performance was measured against the Board-approved 2021 budget. To receive any award under the Annual Incentive Plan, the named executive officer must be actively employed on the day the award is made.

Performance Measures

In designing the Annual Incentive Program, the Compensation Committee emphasized the Company’s goals of maintaining profitability and enhancing our franchise value through growth of our commercial loan portfolio and core deposits. The Compensation Committee determined that to encourage these goals, the Annual Incentive Plan would include the following performance measures:

Performance Measure	Evaluated Against	Rationale
Earnings Per Share	Budget	Focuses management on achieving budgeted net income.
Commercial Loan Growth	Budget	Focuses management on enhancing franchise value through growth of the Commercial Real Estate and Commercial and Industrial segments of the loan portfolio.
Core Deposit Growth	Budget	Focuses management on less costly deposits and growth of business and retail checking and savings accounts, which will help to improve net interest margin.
Individual Performance		Contingent on individual achievement of strategic or operational non-financial objectives.

Target Annual Incentive Opportunities

Target incentive awards are defined at the beginning of the year in consideration of market data, each NEO’s total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Annual Incentive Plan opportunities for 2021:

		Target
Name	Threshold ($)	Amount ($)	% of Annual Base Salary	Maximum ($)
Douglas S. Gordon	212,500	425,000	50%	637,500
William F. Bruss	91,250	136,875	37.5%	182,500
Mark R. Gerke	62,500	93,750	37.5%	125,000
Julie A. Glynn	46,000	69,000	30%	92,000

Performance Measures

Each NEO had pre-defined performance objectives based upon measurable performance of our Company. In addition, each NEO had the opportunity to earn incentive award based upon individual performance.

The weights of the performance objectives for each NEO for 2021 are summarized in the following table:

Name	Earnings Per Share	Commercial Loan Growth	Core Deposit Growth	Individual Performance
Douglas S. Gordon	50%	15%	15%	20%
William F. Bruss	50%	15%	15%	20%
Mark R. Gerke	50%	15%	15%	20%
Julie A. Glynn	20%	20%	40%	20%

Performance Results and Payouts

The Committee determines the final amount of each participant’s award based upon the attainment of the applicable performance goals. Each element of the annual cash incentive award is independent of the other. Accordingly, the Named Executive Officer may achieve certain performance goals, while at the same time fail to achieve others. In that case, the Named Executive Officer would be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which the threshold performance was not achieved. 2021 performance goals and actual performance were as follows:

2021 Performance Measure	Threshold	Target	Maximum	Actual	Achievement as a % of Target
Earnings Per Share	$1.10	$1.43	$1.76	$2.96	207%
Commercial Loan Growth (in thousands)	$10,000	$25,000	$40,000	$(43,817)	(175)%
Core Deposit Growth (in thousands)	$5,000	$15,000	$25,000	$136,141	908%

Based upon the above financial performance measures and the Committee’s discretion with respect to individual performance, the 2021 annual cash incentive payments were awarded as follows relative to the 2021 target value:

Name	2021 Annual Incentive Payment ($)	% of 2021 Target Annual Incentive
Douglas S. Gordon	541,875	127.5%
William F. Bruss	155,125	113.3%
Mark R. Gerke	106,250	113.3%
Julie A. Glynn	73,600	106.7%

Annual Incentive Plan – Waterstone Mortgage Corporation. We maintain an Annual Incentive Plan which provides executive officers of Waterstone Mortgage Corporation with annual cash incentive opportunities for annual performance. The ability to earn any award is primarily contingent on the Company achieving financial-based metrics relative to the mortgage banking operation segment. These metrics are measured against actual results or actual results compared to our annual budget. The objective of our Annual Incentive Plan is to motivate and reward executives for achieving or exceeding annual financial, strategic and operational goals that we believe will help us maintain long-term profitable growth, maintain asset quality and support value creation for shareholders. Incentive awards are calculated based upon the Waterstone Mortgage Corporation’s performance relative to pre-tax income. Performance was measured against the Board-approved 2021 budget. To receive any award under the Annual Incentive Plan, the named executive officer must be actively employed on the day the award is made.

Performance Measure	Evaluated Against	Rationale
Pre-tax income in excess of 20% of Waterstone Mortgage Corporation’s average equity during 2021	Budget	Focuses management on achieving budgeted net income.

Target Annual Incentive Opportunities

Target incentive awards are defined at the beginning of the year in consideration of market data, Mr. McGuiness’ total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Annual Incentive Plan opportunities for 2021:

		Target
Name	Threshold ($)	Amount ($)	% of Annual Base Salary	Maximum ($)
Jeffrey R. McGuiness	100,000	200,000	50%	300,000

Performance Results and Payouts

The Committee determines the final amount of each participant’s award based upon the attainment of the applicable performance goal. 2021 performance goals and actual performance were as follows (dollars in thousands):

2021 Performance Measure	Threshold	Target	Maximum	Actual	Achievement as a % of Target
Waterstone Mortgage pre-tax income in excess of a 20% preferred return on average equity	$9,800	$16,600	$23,400	$50,134	302%

As a result of Waterstone Mortgage Corporation’s achievement of 302% of the target metric, Mr. McGuiness qualified for and was awarded the maximum incentive payment of $300,000 for the year ended December 31, 2021.

Equity-Based Compensation. The overall objective for our equity-based compensation is to provide an equitable and competitive means to reward our officers for their contributions to our long-range success. Our goal is to meet the following objectives:

●	Align the interests of our officers with the interests of shareholders by linking the long-term value of the compensation to shareholder returns

●	Link each participant’s compensation to our long-term success through the appreciation of the stock price

●	Retention through longer vesting schedules and enhanced shareholder value due to the value of grants being tied to the trading price of our common stock

All equity awards granted to the Named Executive Officers of Waterstone Financial, Inc. are at the discretion of the Compensation Committee. The Compensation Committee considers the position of the Named Executive Officer, the officer’s level of influence and the corresponding ability to contribute toward the success of Waterstone Financial, Inc., and individual and corporate performance as well as the level of equity awards granted to individuals with similar positions at similar companies.

In recent years, we have utilized restricted stock as our primary long-term incentive tool to retain and motivate our key employees. We believe this is an excellent way to reward them for, and to motivate them toward, superior performance. Restricted stock is an important retention instrument in that it has immediate value to the recipient In 2018, 20,000 incentive stock option awards were granted to the Chief Retail Officer.

In the event of an involuntary termination of employment following a change in control, the unvested equity incentive awards held by each recipient will vest automatically.

2021 Long-Term Performance-Based Equity Compensation Plan. During 2021, our Compensation Committee implemented a Long-Term Performance-Based Equity Compensation Plan, which provides Named Executive Officers of WaterStone Bank with annual awards of restricted stock. In order to become vested in their restricted stock, our executive officers will need to be employed throughout the three-year performance period of 2021 to 2023, which satisfies a retention goal, and the Company must meet certain pre-determined financial performance goals.  The Compensation Committee believes it is important for the restricted stock, which is intended to be a long-term incentive, to focus our executive officers on, and reward them for, the achievement of multi-year performance objectives.  The performance goals will be set at a target performance level.  If the Company meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award.”  Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned.  Depending on the Company’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.  For the performance period of 2021 to 2023, our Compensation Committee will set the

Performance Measures

In designing the Long-Term Performance-Based Equity Plan, the Compensation Committee emphasized the Company’s goal of maintaining a high level of profitability as we strategically deploy our excess capital. The Compensation Committee determined that to encourage these goals, the Annual Incentive Plan would include the following performance measure:

Performance Measure	Evaluated Against	Rationale
Return on Average Assets (For the years 2021, 2022 and 2023)	Budget	Focuses management on achieving a level of return that continues to exceed that of our peer group.

Target Long-Term Performance-Based Equity Award Opportunity

Target equity awards are defined at the beginning of the year in consideration of, market data, each NEO’s total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Target Long-Term Performance-Based Equity Award opportunities for 2021:

		Target
Name	Threshold ($)	($)	% of Annual Base Salary	Maximum ($)
Douglas S. Gordon	42,500	85,000	10%	127,500
William F. Bruss	18,250	36,500	10%	54,750
Mark R. Gerke	12,500	25,000	10%	37,500
Julie A. Glynn	11,500	23,000	10%	34,500

During 2021, our Compensation Committee awarded 7,132 shares of restricted stock to Mr. McGuiness. The shares had a grant-date fair value of $135,009. In accordance with the terms of his employment contract, the shares will vest on the third anniversary of the grant date.

During 2021, our Compensation Committee awarded grants of 6,145 shares of performance-based restricted stock to Mr. Gordon, 2,639 shares to Mr. Bruss, 1,807 shares to Mr. Gerke and 1,663 shares to Ms. Glynn. The number of shares granted is based upon the assumption of achievement at a “maximum” performance level. The actual number of shares that may ultimately vest for each NEO will be based upon achievement level relative to the Company’s return on average assets for the three-year performance period of 2021 to 2023. In addition, each NEO will need to be employed through the duration of that same three-year performance period. In the event of an involuntary termination of employment following a change in control, the unvested equity incentive awards held by each recipient will vest automatically.

Broad-Based Welfare and Retirement Benefit Plans. The purpose of welfare and retirement benefit plans are to ensure our compensation packages are competitive and to provide an opportunity for retirement savings. We maintain a number of broad-based welfare benefit plans that are available to our employees, including Named Executive Officers. We provide group medical, dental and vision insurance coverage plans to employees, with employees being responsible for a portion of the premiums.

We also offer our employees, including Named Executive Officers, participation in tax-qualified defined contribution plans.

WaterStone Bank Employee Stock Ownership Plan (ESOP). The ESOP is a tax-qualified retirement plan that benefits all eligible WaterStone Bank employees proportionately. The ESOP is not separately considered in the review and evaluation of annual executive compensation. ESOP allocations are made annually as of December 31 to all eligible WaterStone Bank employees. An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year. A trustee holds the shares purchased by the ESOP in an unallocated suspense account. Shares are released from the suspense account on a pro-rata basis as the ESOP repays the loan. The trustee allocates the shares released among participants on the basis of the participant’s proportional share of compensation relative to all participants. In the event of plan termination, all allocated benefits become fully vested immediately, any outstanding loan will be repaid from shares in the unallocated suspense account and the amounts remaining in the suspense account will be allocated to participant accounts proportionally. Dividends paid with respect to shares of Waterstone Financial, Inc. stock in the unallocated suspense account may be used to repay the ESOP loan. To the extent the dividends exceeded the annual loan payment, the remaining dividend amount would cause additional shares to be allocated to participants or may be credited proportionately to participant accounts.

WaterStone Bank 401(k) Plan. WaterStone Bank maintains the WaterStone Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all WaterStone Bank, including Named Executive Officers, who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 18. A participant may contribute up to 90% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant is 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that WaterStone Bank will make matching contributions on 20% of the first 5% of the participant’s salary that is contributed to the 401(k) Plan.

Waterstone Mortgage 401(k) Plan. Waterstone Mortgage Corporation maintains the Waterstone Mortgage 401(k) Plan, a tax-qualified defined contribution retirement plan, for all Waterstone Mortgage Corporation employees, including Named Executive Officers, who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 21 and completes 60 days of service. A participant may contribute up to 100% of his or her eligible compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant is 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Waterstone Mortgage Corporation will make matching contributions on 50% of the first 6% of the participant’s salary that is contributed to the 401(k) Plan.

Perquisites. Perquisites comprise a small portion of our total compensation package. The main perquisites we provide are use of a company-owned vehicle or an automobile allowance for selected officers. Although these perquisites may involve personal use, we believe that they are reasonable and consistent with the overall compensation program to assist with attracting and retaining executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee:

Thomas E. Dalum, Chairman

Ellen S. Bartel

Patrick S. Lawton

Stephen J. Schmidt

Derek L. Tyus

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company (“Named Executive Officers”) is described above in general and is shown in detail in the Executive Compensation and Compensation Discussion and Analysis sections. Shareholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the “Named Executive Officers,” as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the 2021 compensation tables and narrative discussion is hereby approved.

We will hold annual say-on-pay votes until the next shareholders vote regarding the frequency of say-on-pay votes, which we expect to occur at the 2026 annual meeting of shareholders.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the board of directors. Although non-binding, the board of directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The board of directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The board of directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table shows the compensation of our Named Executive Officers, including Douglas S. Gordon, our principal executive officer, Mark R. Gerke, our principal financial officer, and the three other highest paid executive officers who received total compensation of more than $100,000 during the year ended December 31, 2021. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column has been omitted because no listed individual earned any compensation during the listed years of a type required to be disclosed in this column.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Douglas S. Gordon	2021	850,000	541,875	127,509	—	77,971	1,597,355
Chief Executive Officer of	2020	850,000	562,932	—	—	63,026	1,475,958
Waterstone Financial and WaterStone Bank	2019	850,000	181,688	—	—	187,986	1,219,674
William F. Bruss	2021	365,000	155,125	54,759	—	78,055	652,939
President and Secretary of	2020	357,000	166,490	—	—	67,847	591,337
Waterstone Financial and WaterStone Bank	2019	318,000	67,973	—	—	86,911	472,884
Mark R. Gerke	2021	250,000	106,250	37,495	—	75,689	469,434
Chief Financial Officer of	2020	242,000	45,614	—	—	72,667	360,281
Waterstone Financial and WaterStone Bank	2019	206,000	44,033	—	—	61,353	311,386
Julie A. Glynn	2021	229,807	73,600	34,507	—	72,907	410,821
Senior Vice President and	2020	219,000	82,105	—	—	57,996	359,101
Director of Retail of WaterStone Bank	2019	190,500	73,343	—	—	24,629	288,472
Jeffrey R. McGuiness	2021	400,000	300,000	135,009	—	14,308	849,317
President of Waterstone	2020	30,769	325,000	—	—	—	355,769
Mortgage Corporation (3)

(1)

Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the "Stock Based Compensation" footnote  to Waterstone Financial's audited financial statements for the years ended December 31, 2021, 2020, and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission.

(2)	A detailed breakdown of “All Other Compensation” for 2021 is provided in the table below.
(3)

Mr. McGuiness initiated employment with the Company on November 16, 2020. The 2020 salary presented in the table reflects the amount paid of the $400,000 2020 base salary. The Employment Agreement with Mr. McGuiness provided for a cash-based sign-on bonus in the amount of $325,000, which was paid by the Company on the date of the Company’s first regularly scheduled payroll of 2021. The sign-on bonus will not be earned in full until December 31, 2023.

All Other Compensation

Name and Principal Position	401(k) Match ($)	Employee Stock Ownership Plan ($)	Automobile Expense Allowance ($)(1)	Total ($)
Douglas S. Gordon	2,900	66,127	8,944	77,971
William F. Bruss	988	66,127	10,940	78,055
Mark R. Gerke	2,900	66,127	6,662	75,689
Julie A. Glynn	2,900	66,127	3,880	72,907
Jeffrey R. McGuiness	9,750	—	4,558	14,308

(1)	In lieu of an automobile allowance, Mr. McGuiness received compensation for travel expenses to/from Milwaukee

Realized Compensation

To supplement the SEC required disclosure in the above Summary Compensation Table, the following additional table has been included to show the total compensation realized by each Named Executive Officer in each of the years shown. The Summary Compensation Table, as calculated under the SEC rules, includes items that are impacted by accounting assumptions and also may include amounts that are not ultimately realized, and therefore that table may not necessarily be reflective of realized compensation in a particular year. Accordingly, the Company believes that this table is useful to shareholders.

The table below shows compensation realized by each Named Executive Officer. For purposes of this presentation, realized compensation includes, base salary, performance-based cash bonus and all other compensation, all of which are included in the SEC required disclosure in the above Summary Compensation Table. To approximate an amount that represents realized compensation, the following table also includes an amount that represents the value realized upon the vesting of restricted stock awards and omits the grant date fair value of stock or option awards that have not vested.

REALIZED COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus ($)	Value Realized on Stock Awards Vesting ($)	All Other Compensation ($)	Total ($)
Douglas S. Gordon	2021	850,000	541,875	—	77,971	1,469,846
Chief Executive Officer of Waterstone	2020	850,000	562,932	—	63,026	1,475,958
Financial and WaterStone Bank	2019	850,000	181,688	839,500	187,986	2,059,174
William F. Bruss	2021	365,000	155,125	—	78,055	598,180
President and Secretary of Waterstone	2020	357,000	166,490	—	67,847	591,337
Financial and WaterStone Bank	2019	318,000	67,973	100,740	86,911	573,624
Mark R. Gerke	2021	250,000	106,250	—	75,689	431,939
Chief Financial Officer of Waterstone	2020	242,000	45,614	59,720	72,667	420,001
Financial and WaterStone Bank	2019	206,000	44,033	67,640	61,353	379,026
Julie A. Glynn	2021	229,807	73,600	—	72,907	376,314
Senior Vice President and Director of	2020	219,000	82,105	—	57,996	359,101
Retail of WaterStone Bank	2019	190,500	73,343	—	24,629	288,472
Jeffrey R. McGuiness	2021	400,000	300,000	—	14,308	714,308
President of Waterstone Mortgage	2020	30,769	—	—	—	30,769
Corporation

Employment Agreements

Employment Agreement with Douglas S. Gordon. WaterStone Bank has entered into an employment agreement with Douglas S. Gordon, its Chief Executive Officer. Commencing on January 1, 2015 (the “Anniversary Date”) and continuing each January 1st thereafter, the term shall renew for an additional year such that the remaining term of this Agreement is always three years, unless written notice of non-renewal is provided to Mr. Gordon at least 30 days prior to such Anniversary Date, in which case the term of this Agreement shall become fixed and shall end two years following such Anniversary Date. Under the agreement, Mr. Gordon’s annual base salary for 2022 is $875,000. In addition, Mr. Gordon is entitled to participate in the employee benefit plans, arrangements and perquisites offered by WaterStone Bank and is entitled to participate in any incentive compensation or bonus plan or arrangement of WaterStone Bank or Waterstone Financial in which he is eligible to participate. The Bank will also pay or reimburse him for business expenses incurred, pay or reimburse him for annual country club dues and furnish him an automobile or reimburse him for the expense of leasing an automobile and for reasonable expenses associated with the use of such automobile.

In the event of Mr. Gordon’s involuntary termination of employment for reasons other than cause, disability, death or retirement, or in the event Mr. Gordon resigns during the term of the agreement for “good reason” (as defined in the agreement), subject to his execution and non-revocation of a mutual release of claims, Mr. Gordon will receive a lump-sum severance payment equal to the sum of (i) his earned but unpaid salary as of the date of his termination of employment, (ii) the benefits he is entitled to as a former employee under the employee benefit plans maintained by WaterStone Bank or Waterstone Financial, (iii) the remaining base salary and bonuses Mr. Gordon would have earned if he had continued his employment for the remaining term of the Agreement and had earned a bonus and/or incentive award in each year in an amount equal to the average bonus and/or incentive award earned by him over the three calendar years preceding the year in which the termination occurs, (iv) the annual contributions or payments that would have been made on Mr. Gordon’s behalf to any employee benefit plans of WaterStone Bank or Waterstone Financial as if Mr. Gordon had continued his employment with WaterStone Bank for the remaining term of the Agreement, and (v) the annual payments that would have been made related to membership in a country club and the use of an automobile for the remaining term of the Agreement. Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for the remaining term of the agreement.

Upon termination of Mr. Gordon’s employment by Waterstone Financial or WaterStone Bank for reasons other than cause following a change in control of Waterstone Financial or WaterStone Bank, or Mr. Gordon’s resignation due to good reason following a change in control, Mr. Gordon will receive a lump sum payment within 30 days after the date of termination substantially similar to the payment that he would receive on such a termination without regard to a change in control, except that such payments will be for a period of 36 months from date of termination. Mr. Gordon’s payment described in clause (iii), above, will be based on the highest annual bonus and/or incentive award earned by him in any of the three calendar years preceding the year in which the termination occurs. Also, the annual contributions or payments that would have been made on Mr. Gordon’s behalf to any employee benefit plans of the Bank or the Company as if Executive had continued his employment with the Bank for a period of 36 months following the Date of Termination, based on contributions or payments made (on an annualized basis) at the Date of Termination and the annual payments that would have been made on Mr. Gordon’s behalf if he had continued his employment with the Bank for a period of 36 months following the Date of Termination. Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for a period of 36 months from the date of termination.

In the event of Mr. Gordon’s disability and subsequent termination of employment, Mr. Gordon will receive the benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank. To the extent such benefits are less than Mr. Gordon’s base salary at the date of termination, and less than 66 2/3% of Mr. Gordon’s base salary after the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and his base salary for a period of one year. After the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and 66 2/3% of Mr. Gordon’s base salary, through the earliest to occur of the date of Mr. Gordon’s death, recovery from disability or the date Mr. Gordon attains age 65.

In the event of Mr. Gordon’s death during the term of the agreement, Mr. Gordon’s beneficiary, legal representatives or estate will be paid Mr. Gordon’s base salary for one year and WaterStone Bank will continue to provide Mr. Gordon’s family the same medical, dental, and other health benefits that were provided by WaterStone Bank to Mr. Gordon’s family immediately prior the Mr. Gordon’s death, on the same terms, including cost, for one year.

In the event of termination due to Mr. Gordon’s retirement, no amount or benefit will be due Mr. Gordon under the Agreement.

The employment agreement restricts Mr. Gordon from revealing confidential information of Waterstone Financial and WaterStone Bank. In addition, for one year following termination of employment (other than upon termination following a change in control), Mr. Gordon may not compete with Waterstone Financial and WaterStone Bank or solicit or hire WaterStone Bank’s employees.

Employment Agreement with Jeffrey R. McGuiness. Effective as of November 16, 2020, Waterstone Mortgage Corporation entered into an employment agreement with its President and Chief Executive Officer, Jeffrey McGuiness. The agreement has an initial term continuing through December 31, 2023. Thereafter, the agreement shall renew for successive on year terms such that the remaining term of the agreement would always be one year unless written notice of non-renewal was provided by either party at least 90 days prior to such anniversary date. Under the agreement, Mr. McGuiness is entitled to a base salary in 2022 of $425,000 and participation in company-wide employee benefits, including Waterstone Mortgage Corporation’s 401(k) Plan. Mr. McGuiness is also entitled to annual cash-based performance bonus compensation beginning in 2021. Mr. McGuiness was granted shares of restricted stock in January 2021 with a value of $135,000 on the date of grant. The shares will vest on the third anniversary of the grant date. Mr. McGuiness was eligible for a cash-based sign-on bonus in the amount of $325,000, which was paid by the Company on the date of the Company’s first regularly scheduled payroll of 2021. The sign-on bonus will not be earned in full until December 31, 2023.

Mr. McGuiness may terminate his employment for “good reason,” which includes any material breach of the agreement by Waterstone Mortgage Corporation, including the failure, without “good cause” (as defined in the agreement), to pay the amounts due under the agreement on a timely basis. In the event the agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. McGuiness’s employment for any reason other than “good cause,” Mr. McGuiness will be entitled to receive his earned but unpaid base salary as of the date of his termination with the Company, the vested benefits, if any, to which he is entitled as a former employee under the employee benefit plans and a payment equal to one year’s base salary, subject to the terms of the agreement and shall accelerate or cause to be accelerated the vesting of the restricted stock award. In the event of Mr. McGuiness’s death during the term of the agreement, the agreement will terminate with no payment of severance compensation to Mr. McGuiness’s estate. Similarly, in the event of his termination by the Company for good cause, Mr. McGuiness will not be entitled to any severance compensation.

In the event of Mr. McGuiness’s termination of employment, the agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers’ business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information with Waterstone Mortgage Corporation for two years following termination of employment.

Plan-Based Awards

The following table sets forth for the year ended December 31, 2021 certain information as to grants of plan-based cash awards.

GRANTS OF PLAN-BASED NON-EQUITY AWARDS FOR THE YEAR ENDED DECEMBER 31, 2021
		Estimated Future Payments Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum($)
Douglas S. Gordon (1)	2/16/2021	212,500	425,000	637,500
William F. Bruss (1)	2/16/2021	91,250	136,875	182,500
Mark R. Gerke (1)	2/16/2021	62,500	93,750	125,000
Julie A. Glynn (1)	2/16/2021	46,000	69,000	92,000
Jeffrey R. McGuiness (2)	—	100,000	200,000	300,000

(1)	See “Compensation Discussion and Analysis – Annual Incentive Plan” for actual awards made under the 2021 Annual Incentive Plan.
(2)	See “Compensation Discussion and Analysis – Annual Incentive Plan – Waterstone Mortgage Corporation” for actual awards made under the 2021 Annual Incentive Plan.

The following table sets forth for the year ended December 31, 2021 certain information as to grants of plan-based equity awards.

GRANTS OF PLAN-BASED EQUITY AWARDS FOR THE YEAR ENDED DECEMBER 31, 2021
		Estimated Future Payments Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)
Douglas S. Gordon (1)	3/16/2021	2,048	4,096	6,145	137,509
William F. Bruss (1)	3/16/2021	880	1,759	2,639	54,759
Mark R. Gerke (1)	3/16/2021	602	1,205	1,807	37,495
Julie A. Glynn (1)	3/16/2021	554	1,108	1,663	34,507
Jeffrey R. McGuiness (2)	1/26/2021	—	7,132	—	135,009

(1)	See “Compensation Discussion and Analysis – 2021 Long-Term Performance Based Equity Compensation Plan” for a details regarding performance and time-based vesting requirements related to these awards.
(2)	See “Executive Compensation – Employment Agreement with Jeffrey R. McGuiness” for details regarding vesting requirements.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2021. Grants were made under our 2015 and 2020 Equity Incentive Plans.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William F. Bruss	—	—		—	—	2,639	(3)	57,689
Mark R. Gerke	5,000	—		12.75	3/4/2025	1,807	(3)	39,501
	10,000	—		14.98	6/21/2026	—		—
Julie A. Glynn	12,000	8,000	(1)	17.35	3/20/2028	1,663	(3)	36,353
Douglas S. Gordon	—	—		—	—	6,145	(3)	134,330
Jeffrey R. McGuiness	—	—		—	—	7,132	(4)	155,906

(1)	Options vest in five annual increments of 20% each beginning on the first anniversary of the grant date and subsequently on each anniversary of the date of the initial award.
(2)	Based on the $21.86 per share closing price of our common stock on December 31, 2021.
(3)	Consists of restricted shares awarded on March 16, 2021 under the 2020 Equity Incentive Plan. The restricted shares vest on March 16, 2024.
(4)	Consists of restricted shares awarded on January 26, 2021 under the 2020 Equity Incentive Plan. The restricted shares vest on January 26, 2024.

Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2021.

OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR ENDED DECEMBER 31, 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
William F. Bruss	30,000	218,861	—	—
Mark R. Gerke	5,000	39,381	—	—

________________________________

Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would become payable to our Named Executive Officers, under employment agreements and/or equity award agreements in the event of their termination of employment on December 31, 2021, under designated circumstances. The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of Executive Officers or equity awards or other benefits in which the executive is vested without regard to the change in control. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our Executive Officers would be eligible to collect the benefits shown under more than one termination scenario. If a Named Executive Officer is terminated for “cause” as defined in the applicable agreement or award, we have no contractual payment or other obligations under the agreement.

	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
	Mr. Gordon		Mr. Bruss		Mr. Gerke		Ms. Glynn		Mr. McGuiness

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Severance payment	$3,440,861	(1)	$—		$—		$—		$400,000	(1)
Medical, dental and life insurance benefits	37,768	(2)	—		—		—		—
Acceleration of vesting of stock options	—		—		—		—		—
Acceleration of vesting of restricted stock	—		—		—		—		56,248	(8)
Total	$3,478,629		$—		$—		$—		$456,248

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Severance payment (lump sum)	$6,185,060	(3)	$—		$—		$—		$400,000	(3)
Medical, dental and life insurance benefits	56,651	(2)	—		—		—		—
Acceleration of vesting of stock options	—		—		—		36,080	(7)	—
Acceleration of vesting of restricted stock	145,391	(4)	62,439	(4)	42,754	(4)	39,346	(4)	168,744	(4)
Total	$6,387,102		$62,439		$42,754		$75,426		$568,744

Disability
Severance/disability payment	$566,667	(5)	$—		$—		$—		$—
Acceleration of vesting of stock option	—		—		—		36,080	(7)	—
Acceleration of vesting of restricted stock	40,386	(8)	17,344	(8)	11,876	(8)	10,929	(8)	168,744	(4)
Total	$607,053		$17,344		$11,876		$47,099		$168,744

Death
Salary continuation payment	$850,000	(6)	$—		$—		$—		$—
Medical, dental and life insurance benefits	18,172	(6)	—		—		—		—
Acceleration of vesting of stock options	—		—		—		36,080	(7)	—
Acceleration of vesting of restricted stock	40,386	(8)	17,344	(8)	11,876	(8)	11,929	(8)	168,744	(4)
Total	$909,270		$17,344		$11,876		$47,099		$168,744

_____________________________

(1)

The cash severance payment under Mr. Gordon’s employment agreement equals (i) the remaining base salary and employee benefits to which he is entitled under his employment agreement over the remaining term of the agreement, assuming he had earned a bonus equal to the average bonus or incentive award earned over the three calendar years preceding the year of termination, as determined under the agreement; (ii) the annual contributions that would have been made on Mr. Gordon’s behalf under any employee benefit plans in which he participated; and (iii) the annual payments towards automobile lease and expenses that he would be entitled to for the remaining term of the agreement. The severance payment under Mr. McGuiness’s employment agreement is equal one times his base salary to which he is entitled under his employment agreement payable bi-weekly over a one year period.

(2)

Mr. Gordon will be entitled to non-taxable medical and dental coverage and life insurance coverage for the remaining term of the agreement, in the event of a termination without cause or for good reason not related to a change in control. In the event of an involuntary termination without cause or for good reason following a change in control, Mr. Gordon will be entitled to the continuation of the same benefits for a period of 36 months from the date of termination.

(3)

For Mr. Gordon, the cash severance benefit payable on an involuntary termination of employment or termination for good reason in connection with a change in control is the same as the payment in such a termination that occurs without regard to a change in control, except that such payments would be calculated utilizing the highest bonus or incentive award earned over the three calendar years preceding the year of termination and would be based on a 36-month term. For Mr. McGuiness, the severance payment under his employment agreement is equal to one year’s base salary to which he is entitled under his employment agreement over the remaining term of the agreement.

(4)	Value is based on the closing price of $21.86 on December 31, 2021 of Waterstone Financial, Inc. common stock, including dividends declared to date with respect to those shares.
(5)

In the event of Mr. Gordon’s disability, to the extent that any disability benefits payable under a disability program sponsored by the Bank is less than his base salary during the first year after termination or less than 66-2/3% of his base salary after the first year of his termination, Mr. Gordon will receive a supplement to such disability benefit under the employment agreement to ensure that his aggregate disability benefit is equal to his base salary during the first year and equal to 66-2/3% of his base salary after the first year of his disability. This benefit can be provided under a supplemental disability policy providing such benefit, in lieu of providing it under the employment agreement.

(6)

In the event of Mr. Gordon’s death, Mr. Gordon’s estate, legal representatives or named beneficiary or beneficiaries a base salary for the remaining year along with the same medical, dental, and other health benefits that that would have been made available to Mr. Gordon’s family. In the event of Ms. Glynn’s death, her beneficiary or estate, will receive a cash lump sum payment equal to one times the highest rate of base salary during the term of this agreement.

(7)	Value is based on the closing price of $21.86 on December 31, 2021 of Waterstone Financial, Inc. common stock less the exercise price of the stock option.
(8)

Value is based on the closing price of $21.86 on December 31, 2021 of Waterstone Financial, Inc. common stock, including dividends declared to date with respect to those shares. The number of shares assumed to have vested is based upon Company performance relative to target and/or months of service provided by the employee relative to the time-based vesting requirement.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Securities and Exchange Commission Regulation S-K, we are providing the following information:

For 2021:

●	The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer) was $73,260; and
●	The annual total compensation of Mr. Gordon, our President and Chief Executive Officer was $1,497,224.

Based on this information, the ratio for 2021 of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all employees is 20.4 to 1.

We completed the following steps to identify the median employee:

●	As of December 31 2021, our employee population consisted of approximately 828 employees, including any full-time, part-time, temporary, or seasonal employees employed on that date.
●

To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2021.  In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2021, but did not work for us the entire year.  No full-time equivalent adjustments were made for part-time employees.

●	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2021. Compensation includes an annual retainer as well as chairmanship and committee fees.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2021
Name	Fees earned or paid in cash ($)	Total ($)
Ellen S. Bartel	18,000	18,000
Nominating Committee Co-chairman
Thomas E. Dalum (1)	18,000	18,000
Compensation Committee Chairman
Michael L. Hansen	24,000	24,000
Audit Committee Chairman
Patrick S. Lawton	30,000	30,000
Chairman of the Board
Kristine A. Rappé	18,000	18,000
Executive Committee Chairman
Stephen J. Schmidt	18,000	18,000
Nominating Committee Co-chairman
Derek Tyus	33,000	33,000

_____________________________

(1)	Mr. Dalum did not stand for re-election in 2022. Accordingly, his service to the Board will terminate at the conclusion of the 2022 Annual Meeting on May 17, 2022.

In 2021, we paid each non-officer director annual meeting fees of $18,000. Additional annual fees paid to the Chairman of the Board totaled $12,000 and additional annual fees paid to the Chairman of the Audit Committee totaled $6,000.

As of December 31, 2021, Mr. Tyus had 6,440 unvested shares of restricted stock, Mr. Lawton had 5,000 unvested shares of restricted stock, Mr. Hansen had 4,000 unvested shares of restricted stock, and Ms. Bartel, Mr. Dalum, Ms. Rappé, and Mr. Schmidt had 3,500 unvested shares of restricted stock, respectively. Mr. Dalum had 54,219 vested but unexercised stock options and 25,000 unvested stock options. Mr. Lawton had 12,500 vested but unexercised stock options and 25,000 unvested stock options. Ms. Rappé and Mr. Schmidt had 75,000 vested but unexercised stock options and 25,000 unvested stock options. Ms. Bartel and Mr. Hansen had 25,000 unvested stock options.

DELINQUENT SECTION 16(a) REPORTS

Under the federal securities laws, Waterstone Financial directors, its officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. We believe that all of our other directors and executive officers complied with these filing requirements on a timely basis for the year ended December 31, 2021.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was an officer or employee of Waterstone Financial, WaterStone Bank or any subsidiary, nor did any of them have any other reportable interlock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

WaterStone Bank has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve. Our historical policy has been that transactions with our directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties. Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors. Directors and executive officers, and their associates, regularly deposit funds with WaterStone Bank. The deposits are made on the same terms and conditions which are offered to other depositors.

Except for loans to directors made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to WaterStone Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, since January 1, 2021, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

HUMAN CAPITAL RESOURCES

We believe in the value of teamwork and the power of diversity. We expect and encourage participation and collaboration, and understand that we need each other to be successful. We value accountability because it is essential to our success, and we accept our responsibility to hold ourselves accountable for meeting shareholder commitments and achieving high standards of performance. We encourage employees to contribute to their personal best while respecting the balance between work and personal life. To empower employees to reach their potential, we provide training and developmental programs, including traditional classroom training and coaching and experiential learning through initiatives beyond the scope of our employees’ everyday responsibilities.

The Company’s compensation programs are designed to align the compensation of each employee with Company and individual performance and provide the proper incentives to attract, retain and motivate employees to achieve high standards of performance.

Competitive Pay

•	We provide employee wages that are competitive and consistent with employee positions, skill level, experience, knowledge and geographic location.
•	We engage outside compensation and benefits consulting firms to provide benchmarking against our peers within the industry.
•	Annual increases and incentive compensation are based upon merit, which is communicated to employees and documented through our talent management process as part of our annual review procedures.
•

We align our employees interests and with that of shareholders through participation in our Employee Stock Ownership Plan, which is available to all Bank employees, upon reaching eligibility requirements.

Benefits

In addition to competitive pay, employees are offered a variety of competitive benefits including, but not limited to:

•	Comprehensive medical, dental and vision programs.
•

An employee assistance program, which offers ways to better balance work and personal commitments and reduce stress, including legal and financial services, child and elder care and nutrition and fitness.

•	Training and development programs.
•	Tuition reimbursement, which enables employees to further their formal education.
•	Flexible and remote work options, which encourages employees to structure their schedules to best suit their personal situation.
•	Short- and long-term disability salary continuation for medical disabilities.

SOCIAL AND ENVIRONMENTAL COMMITMENT

Management and the Board of Directors of Waterstone Financial, Inc. recognize that environmental and social matters impact WaterSone Bank’s business, employees, customers, and stockholders. To that end, management continues to make a commitment to environmental and social initiatives including:

Social Commitment

•	WaterStone Bank employees volunteered over 600 hours for community organizations in 2021.
•	Bank employees have leadership roles with over 50 community organizations.
•	The WaterStone Bank Foundation awarded more than $700,000 in grants to more than 240 community organizations during 2021.

Environmental Awareness

•	WaterStone Bank’s low carbon business model seeks to promote responsibility to all stakeholders.
•	The Bank installs energy-efficient lighting and appliances in its premises.
•	The Bank takes efforts to properly recycle paper, plastic, glass, and metal and produces materials with recycled paper.
•	The Bank seeks to reduce consumption, including the utilization of electronic documents to reduce paper usage.
•	The Bank adopts technology that can reduce our carbon footprint, such as providing direct and remote deposit capabilities and promoting e-statement enrollment to decrease paper and ink use.

SHAREHOLDER PROPOSALS AND NOTICES

Shareholder proposals must be received by the Secretary of Waterstone Financial, William F. Bruss, no later than December 8, 2022 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to Securities and Exchange Commission Rule 14a-8.

Under Securities and Exchange Commission rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Waterstone Financial at least 45 days prior to the month and day of mailing the prior year’s Proxy Statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the Proxy Statement. Therefore, any such matters must be received by February 21, 2023 in the case of the 2023 annual meeting of shareholders. Waterstone Financial is not aware of any such proposals for the 2021 annual meeting.

Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The date on which the next Annual Meeting of Shareholders is expected to be held is May 16, 2023. Assuming the next Annual Meeting of Shareholders is held on May 16, 2023, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 16, 2022 and no later than February 25, 2023. If notice is received before February 15, 2023 or after February 25, 2023, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2023 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, www.wsbonline.com, no later than March 20, 2023. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

By Order of the Board of Directors

William F. Bruss President and Secretary

Wauwatosa, Wisconsin

April 7, 2022

We will provide a copy of the Waterstone Financial Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021 (without exhibits) without charge to any record or beneficial owner of our common stock on the written request of that person directed to: Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, WI 53226. The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the Securities and Exchange Commission’s website at www.sec.gov.

WATERSTONE FINANCIAL, INC. c/o Continental Proxy Services – 30th Floor 1 State Street, New York NY 10004

You May Vote Your Proxy When You View The Material On The Internet.

You Will Be Asked To Follow The Prompts To Vote Your Shares.

Waterstone Financial, Inc.

11200 West Plank Court, Wauwatosa, WI 53226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 17, 2022

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The 2022 Annual Meeting of Shareholders of Waterstone Financial, Inc. will be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin, on May 17, 2022, at 9:00 a.m. (Central Time).

Proposals to be considered at the Annual Meeting:

(1)	Electing two directors each to serve for a term expiring in 2025;

(2)	Ratifying the selection of CliftonLarsonAllen LLP as Waterstone Financial, Inc.’s independent registered public accounting firm

(3)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and

Transacting such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, and “FOR” Proposals 2 and 3.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: https://www.cstproxy.com/wsbonline/2022

CONTROL NUMBER
The Proxy Materials are available for review at: http://www.cstproxy.com/wsbonline/2022

WATERSTONE FINANCIAL, INC.

11200 West Plank Court,

Wauwatosa, WI 53226

Important Notice Regarding the Availability Of Proxy Materials For the 2022 Annual Meeting of Shareholders to Be Held On May 17, 2022

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/wsbonline/2022. Included are the Company’s:

-	Annual Report for the year ended December 31, 2021
-	2022 Proxy Statement
-	the Proxy Card
-	Any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 6, 2022 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0691,

or

By logging on to http://www.cstproxy.com/wsbonline/2022

or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK  EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: https://www.cstproxy.com/wsbonline/2022

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this	X

The Board of Directors recommends a vote “FOR”:

1.	Election of Directors		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)			FOR	AGAINST	ABSTAIN
	(1)	Ellen Bartel			3.	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.
	(2)	Kristine Rappé

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

The Board of Directors recommends a vote “FOR” all nominees in proposal 1, and “FOR” Proposals 2 and 3.
		FOR	AGAINST	ABSTAIN
2.	Ratifying the selection of CliftonLarsonAllen LLP as Waterstone Financial, Inc.’s independent registered public accounting firm.

CONTROL NUMBER

Signature	Signature, if held jointly	Date , 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 17, 2022

The proxy statement and our 2021 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WATERSTONE FINANCIAL, INC.

The undersigned hereby appoints the Board of Directors of Waterstone Financial, Inc. (the “Board of Directors”), and each of them, as proxies, each will full powers of substitution, and authorizes each of the them to represent and vote, as designated on the reverse hereof, all of the shares of common stock of Waterstone Financial, Inc., held of record by the undersigned at the close of business on March 23, 2022, at the Annual Meeting of Shareholders of Waterstone Financial, Inc. to be held exclusively by a live webcast on May 17, 2022 at 9:00 a.m. Central Time. To participate in the meeting, visit https://www.cstproxy.com/wsbonline/2022, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 9:00 a.m. Central Time on May 12, 2022. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.	Your phone or Internet instruction authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your ESOP Vote Authorization form. Instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: https://www.cstproxy.com/wsbonline/2022

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ESOP VOTE AUTHORIZATION FORM

THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE.

Please mark your votes like this	X

The Board of Directors recommends a vote “FOR”:

1.	Election of Directors		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)			FOR	AGAINST	ABSTAIN
	(1)	Ellen Bartel			3.	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.
	(2)	Kristine Rappé

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

The Board of Directors recommends a vote “FOR” all nominees in proposal 1, and “FOR” Proposals 2 and 3.
		FOR	AGAINST	ABSTAIN
2.	Ratifying the selection of CliftonLarsonAllen LLP as Waterstone Financial, Inc.’s independent registered public accounting firm.

CONTROL NUMBER

Signature	Date , 2022

Note: Please sign exactly as name appears hereon.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 17, 2022

The proxy statement and our 2021 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ESOP VOTE AUTHORIZATION FORM

THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE

WATERSTONE FINANCIAL, INC.

The ESOP participant signing on the reverse side hereby directs the ESOP Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the ESOP participant is entitled to direct the voting at the Annual Meeting of Shareholders, to be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin at 9:00 a.m. Central Time, on May 17, 2022. The ESOP Trustee is authorized to cast all votes with respect to the shares held in the ESOP participant account as indicated on the reverse side.

THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

THE ESOP TRUSTEE WILL VOTE UNALLOCATED ESOP SHARES, ANY ALLOCATED SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS, AND SHARES WHICH PARTICIPANTS VOTE TO “ABSTAIN” IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK  EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.	Your phone or Internet instruction authorizes the 401(k) Trustee to vote your shares in the same manner as if you marked, signed and returned your 401(k) Vote Authorization Form. Instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: https://www.cstproxy.com/wsbonline/2022

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

401(k) VOTE AUTHORIZATION FORM

THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE.

Please mark your votes like this	X

The Board of Directors recommends a vote “FOR”:

1.	Election of Directors		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)			FOR	AGAINST	ABSTAIN
	(1)	Ellen Bartel			3.	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.
	(2)	Kristine Rappé

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

The Board of Directors recommends a vote “FOR” all nominees in proposal 1, and “FOR” Proposals 2 and 3.
		FOR	AGAINST	ABSTAIN
2.	Ratifying the selection of CliftonLarsonAllen LLP as Waterstone Financial, Inc.’s independent registered public accounting firm.

CONTROL NUMBER

Signature	Date , 2022

Note: Please sign exactly as name appears hereon.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 17, 2022

The proxy statement and our 2021 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

401 (k) VOTE AUTHORIZATION FORM

THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE

WATERSTONE FINANCIAL, INC.

The 401(k) participant signing on the reverse side hereby directs the 401(k) Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the 401(k) participant is entitled to direct the voting at the Annual Meeting of Shareholders, to be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin at 9:00 a.m. Central Time, on May 17, 2022. The 401(k) Trustee is authorized to cast all votes with respect to the shares held in the 401(k) participant account as indicated on the reverse side.

THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

THE 401(k) TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES WHICH PARTICIPANTS VOTE TO “ABSTAIN” IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)